SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - July 26, 1999

                                 HSB Group, Inc.
             (Exact name of registrant as specified in its charter)

        Connecticut                   001-13135             06-1475343
     (State or other                  (Commission           (IRS Employer
    jurisdiction of incorporation)    File Number)           Identification
                                                             No.)

       One State Street, Hartford, Connecticut            06102-5024
      (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)

Item 5.  Other Events

On July 26, 1999, HSB Group, Inc. (the "Company") issued a press release reporting its second quarter earnings and announcing the declaration of a dividend of 44 cents per share. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.


Item 7.  Exhibits.

99(i)Press release dated July 26, 1999 announcing second quarter results.

99(ii)Press release dated July 25, 1999 announcing the declaration of a dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             HSB Group, Inc.


Dated:  July 27, 1999                        /s/ R. Kevin Price
                                             R. Kevin Price
                                             Senior Vice President
                                             and Corporate Secretary